SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 7, 2003


                          Worldwide Medical Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                    000-33263                  33-0601331
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)


 13 Spectrum Pointe Drive, Lake Forest, California              92630
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (949) 598-8378

Item 3.  Bankruptcy or Receivership.

         On February 7, 2003, Worldwide Medical Corporation, a Delaware corporation (the "Debtor"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Court"). The bankruptcy case (Case No. 03-10390 (PJW)) is currently pending before Chief Judge Peter J. Walsh.

         The Debtor continues to manage its properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code. The Debtor has filed a motion for $2,050,000 of debtor-in-possession financing from Ziegler Health Care I, L.P., an existing lender of the Debtor. The Court has approved interim orders authorizing the Debtor to obtain $264,000 of interim debtor-in-possession financing. The final hearing on the debtor-in-possession financing and use of cash collateral is scheduled for March 13, 2003.

         On February 10, 2003, the Debtor filed a motion to sell substantially all of its assets free and clear of all liens, encumbrances and interests. On February 28, 2003, the Court entered an order approving bidding procedures for the sale of the Debtor's assets. A hearing to approve the sale of the Debtor's assets is scheduled for April 15, 2003.

         On February 7, 2003, the Debtor issued a press release relating to its bankruptcy filing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.





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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

          99.1 Press Release of Worldwide Medical Corporation dated February 7, 2003.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 4, 2003                 WORLDWIDE MEDICAL CORPORATION



                                       By: /s/ G. Wendell Birkhofer
                                           --------------------------------
                                            G. Wendell  Birkhofer,
                                             Chief Executive Officer



                                       By: /s/ Kevin J. Gadawski
                                           --------------------------------
                                            Kevin J. Gadawski,
                                             Chief Financial Officer













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